UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	0-22192 (Commission File Number)	54-0402940 (I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)

(804) 484-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-10.1 SENIOR MANAGEMENT SEVERANCE PLAN

Item 1.01. Entry into a Material Definitive Agreement.

     The board of directors of Performance Food Group Company, a Tennessee corporation (the “Company”) has adopted, effective January 1, 2005, a Senior Management Severance Plan (the “Plan”) to provide for certain transition and severance benefits as well as payment for a non-competition agreement to certain associates of the Company who hold a position with the Company or any of its subsidiaries with a title of vice president or corporate director or above and who are also a member of a “select group of management or highly compensated employees” within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974 (each an “Eligible Participant”) in the event of a Company-initiated separation from the Company for other than “Cause”, as defined in the Plan.

     Under the terms of the Plan, following termination by the Company other than for “Cause”, an Eligible Participant may receive, as transition pay, his or her base salary compensation and benefits for a period ranging from four to eighteen weeks, depending on the Eligible Participant’s position with the Company and years of service with the Company. In order to receive this transition pay, an Eligible Participant must enter into a transition confidentiality and non-compete agreement and general release. In addition to the transition pay, if any, an Eligible Participant may receive severance pay for periods ranging from four weeks to ninety-three weeks following the transition period based on his or her base salary at the termination date, position with the Company and years of service. Receipt of these severance payments is conditioned upon the Eligible Participant signing a non-compete agreement and general release or post-transition and non-compete agreement and general release.

     The Plan will be administered by the Chairman of the Company’s Board of Directors and Chief Executive Officer and the Company’s National Vice President, Human Resources, or their designees. In the event that the Eligible Participant in question is the Company’s National Vice President, Human Resources, or a reporting person under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, the Plan will be administered by the Chairman of the Company’s Compensation Committee.

     Pursuant to the Plan, the Company has reserved the right to discontinue any payments under the Plan if an Eligible Participant is terminated for “Cause” during the transition period, if any, or if the Eligible Participant at any time violates the confidentiality, non-competition or non-solicitation agreement between the Eligible Participant and the Company.

     The Company maintains the right to terminate or discontinue the Plan at any time, and the Plan will not provide benefits to Eligible Participants in the event of a transaction involving a spinoff, corporate sale, sale of assets or a legal or organizational restructuring of any subsidiary, segment or division of the Company or for intercompany transfers within the Company and its subsidiaries. In addition, if the Eligible Participant receives benefits pursuant to a separate Agreement for Key Executives between the Company and the Eligible Participant, the Eligible Participant will not be entitled to any benefits under the Plan. Any severance payments payable under the Plan will be reduced by any amounts paid to an Eligible Participant under any employment or similar agreement between the Company and the Eligible Participant upon the Eligible Participant’s termination of employment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Performance Food Group Company Senior Management Severance Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

By:	/s/ John D. Austin

John D. Austin Senior Vice President and Chief Financial Officer

Date: January 6, 2005

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EXHIBIT INDEX

10.1	Performance Food Group Company Senior Management Severance Plan.

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